UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2003

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	1-8430	72-0593134

(State or other jurisdiction	(Commission)	(IRS Employer
of incorporation)	File No.)	Identification No.)

1450 Poydras Street, New Orleans, Louisiana	70112-6050

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (504) 587-5400

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

99.1	Investor presentation made by McDermott International, Inc. on May 13, 2003.

Item 9. Regulation FD Disclosure

On May 13, 2003, we made a presentation to investors and financial analysts reviewing our operations, our first quarter 2003 earnings, our 2003 earnings guidance and our liquidity. We also made this presentation available on our website. Pursuant to SEC Release No. 33-8216, we are furnishing this presentation as exhibit 99.1 to this Form 8-K in order to meet the requirements of Item 12 — Results of Operations and Financial Condition.

This presentation contains certain non-gaap financial information as follows:

1)	Pages 44 and 45: These pages reflect revenues and operating income (loss) of J. Ray McDermott, S.A. (“JRM”) for the three months ended March 31, 2002 and 2003, with the exclusion of the revenues and operating income (loss) attributable to JRM’s three fixed-price EPIC spar contracts. We included this information in the presentation because we believe it provides investors and analysts with useful information by allowing them to evaluate the recent results of JRM’s ongoing operations and to compare those results with the historical results of those operations. Because JRM does not intend to enter into fixed-price EPIC spar contracts in the future, our management does not view these three contracts as part of JRM’s ongoing operations. Our management uses this same information to assist it in evaluating the performance of our Marine Construction Services segment.

2)	Page 46: This page reflects our consolidated revenues and income from continuing operations before cumulative effect of accounting change for the three months ended March 31, 2002 and 2003, with the exclusion of the amounts attributable to JRM’s three fixed-price EPIC spar contracts. This information also excludes the net after-tax losses associated with these contracts to arrive at adjusted income before accounting change and a comparable earnings per share amount. We have excluded the results of the three fixed-price EPIC spar contracts, for purposes of this part of the presentation, for the same reasons as we have stated above with regard to the information on pages 44 and 45. We have also excluded from income from continuing operations before cumulative effect of accounting change the revaluation of estimated after-tax B & W settlement costs, consistent with our announcement of our 2003 first quarter results which was furnished as an exhibit to our Form 8-K dated May 7, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL INC.

	By:	/s/Thomas A. Henzler

Thomas A. Henzler
Vice President Finance
and Corporate Controller

May 19, 2003

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INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Investor presentation made by McDermott International, Inc. on May 13, 2003.

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